                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 May 15, 2000
                        ------------------------------
               Date of Report (Date of earliest event reported)

                     EarthFirst Technologies, Incorporated
          ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Florida                      0-23897               59-3462501
------------------------------          -------          ------------------
 (State or other jurisdiction      (Commission File         (IRS Employer
       of incorporation)                Number)          Identification No.)

1226 Tech Blvd., Tampa, Florida                                33619
------------------------------                           ------------------
(Address of principal executive offices)                     (Zip Code)


                                (813) 635-2050
                        -----------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
                    ----------------------------------
         (Former name or former address if changed since last report)

Item 7.     Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

Financial statements for the combined balance sheet of SAC-1, Inc. and the government contracting division of Octofoil International Group, Inc., as of December 31, 1999, and the related combined statements of operations, owners' equity and cash flows for the year then ended accompany this filing as an exhibit.

     (b)  Pro Forma Financial Information.

Introduction: On May 15, 2000, EarthFirst Technologies, Incorporated, a Florida Corporation formerly known as Toups Technology Licensing, Incorporated (the "Company") acquired all of the outstanding stock of SAC-1, Inc. ("SAC-1"), also known as Strategic Acquisition Corporation, in exchange for issuing 26,500,000 shares of the Company's common stock. In anticipation of this transaction, SAC-1 acquired the government contract operations conducted by Octofoil International Group, Inc. Additional information regarding these transactions has been disclosed in the Company's Form 10-Q for the period ending June 30, 2000 as well as the original Form 8-K filed on May 30, 2000.

As a result of the May 15th transaction, SAC-1 became a wholly-owned subsidiary of the Company. Information concerning the business operations of SAC-1, including its government contract division, are included in the accompanying financial statements described in (a) above.

Included as an exhibit to this filing is pro forma financial information intended to reflect the effect on the Company's balance sheet as of December 31, 1999 and on its income statement for the year ending December 31, 1999 had the above transaction occurred on January 1, 1999.

The pro forma financial information excludes the financial effects of all of the Company's business segments that were discontinued on or before June 30, 2000. Accordingly, only the effects of the Company's Alternative Fuels division is included in the pro forma financial information.

The accompanying pro forma information merely combines the historical results of continuing operations during 1999. This information may not necessarily be an accurate indication of the results of future operations. The Company has issued its Form 10-K for the period ended December 31, 2000 as well as its Form 10-Q for the period ended March 31, 2001. The information contained in those filings should be reviewed in connection with the reading of the pro forma information. The information included in those filings may indicate significant differences in operations from the information reflected in the pro forma information.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


July 13, 2001                                EarthFirst Technologies,
                                             Incorporated



                                             By:  /s/ John D. Stanton
                                                  -------------------
                                                  John D. Stanton
                                                  CEO and President

                              SAC-1, INC. AND THE
                            GOVERNMENT CONTRACTING
                             DIVISION OF OCTOFOIL
                           INTERNATIONAL GROUP, INC.
                         COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

                         Independent Auditors' Report
                         ----------------------------

Board of Directors
SAC-1, Inc.
Tampa, Florida

We have audited the accompanying combined balance sheet of SAC-1, Inc. and the government contracting division of Octofoil International Group, Inc. (the "Companies"), as of December 31, 1999, and the related combined statements of operations, owners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly in all material respects, the combined financial position of the Companies, as of December 31, 1999, and the results of their combined operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                               /s/ Aidman, Piser & Company, P.A.


June 6, 2001
Tampa, Florida

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                            COMBINED BALANCE SHEET
                               DECEMBER 31, 1999

                                    ASSETS

Current assets:
   Cash and cash equivalents                                         $  271,010
   Accounts receivable:
     Trade (net of $15,000 allowance for doubtful accounts)           1,299,605
     Retainage                                                          154,864
   Costs and estimated earnings in excess of billings on
     uncompleted contracts                                               30,867
   Inventories                                                          471,992
                                                                     ----------
     Total current assets                                             2,228,338

Property, plant and equipment, net                                    1,536,961
                                                                     ----------

                                                                     $3,765,299
                                                                     ==========

                         LIABILITIES AND OWNERS' EQUITY

Current liabilities:
   Accounts payable                                                  $1,968,712
   Accrued expenses                                                      89,578
   Billings in excess of costs and estimated earnings on uncompleted
     contracts                                                          159,638
   Current maturities of long-term debt                                 351,031
   Current maturities of capital lease obligations                       25,521
   Due to related parties                                               181,022
                                                                     ----------
     Total current liabilities                                        2,775,502

Long-term debt, less current maturities                                 641,406
Capital lease obligations, less current maturities                       54,552
                                                                     ----------

     Total liabilities                                                3,471,460
                                                                     ----------

Commitments and contingencies                                                 -

Owners' equity:
   Common stock, $1 par value, 100 shares authorized,
     100 shares issued and outstanding                                      100
   Additional paid-in capital                                           277,093
   Retained earnings                                                     16,646
                                                                     ----------
     Total owners' equity                                               293,839
                                                                     ----------

                                                                     $3,765,299
                                                                     ==========

                  See notes to combined financial statements.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                       COMBINED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1999



Sales                                                            $5,671,737
Cost of sales                                                     4,515,596
                                                                 ----------

Gross profit                                                      1,156,141
                                                                 ----------

Operating expenses:
   General and administrative                                     1,052,206
   Depreciation and amortization                                     42,825
                                                                 ----------

                                                                  1,095,031
                                                                 ----------

Income from operations                                               61,110

Interest expense                                                    (44,464)
                                                                 ----------

Income before income taxes                                           16,646

Income tax expense                                                        -
                                                                 ----------

Historical net income                                            $   16,646
                                                                 ==========

Pro forma statement of operations data:
   Net income as reported                                        $   16,646
   Pro forma adjustment to recognize "C" Corporation provision
     for income tax expense                                          (6,000)
                                                                 ----------
   Pro forma net loss                                            $   10,646
                                                                 ==========



                  See notes to combined financial statements.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                     COMBINED STATEMENT OF OWNERS' EQUITY
                         YEAR ENDED DECEMBER 31, 1999



                                                                                Additional
                                                       Common Stock               Paid-in          Retained
                                               ----------------------------
                                                  Shares          Amount          Capital          Earnings           Total
                                               -------------  -------------  ----------------  ---------------  ----------------
Initial capital contributions                            100  $         100  $        277,093  $             -  $        277,193

Net income for the year                                    -              -                 -           16,646            16,646
                                               -------------  -------------  ----------------  ---------------  ----------------

Balances, December 31, 1999                              100  $         100  $        277,093  $        16,646  $        293,839
                                               =============  =============  ================  ===============  ================










                  See notes to combined financial statements

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                       COMBINED STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1999

Cash flows from operating activities:
   Net income                                                                                        $          16,646
   Adjustments to reconcile net income to
     net cash used in operating activities:
       Depreciation and amortization                                                                            42,825
       Increase (decrease) in cash due to changes in:
         Accounts receivable                                                                                   403,987
         Inventories                                                                                          (311,572)
         Accounts payable                                                                                     (323,267)
         Accrued expenses                                                                                     (117,105)
         Billings in excess of costs and estimated earnings on
           uncompleted contracts                                                                               128,771
                                                                                                     -----------------
Net cash used in operating activities                                                                         (159,715)
                                                                                                     -----------------

Cash flows from financing activities:
   Proceeds from issuance of stock                                                                             277,193
   Advances from related party                                                                                 181,022
   Payments on long-term debt and capital lease obligations                                                    (27,490)
                                                                                                      ----------------
Net cash provided by financing activities                                                                      430,725
                                                                                                     -----------------

Increase in cash and cash equivalents                                                                          271,010

Cash and cash equivalents, beginning of year                                                                         -
                                                                                                     -----------------

Cash and cash equivalents, end of year                                                               $         271,010
                                                                                                     =================

                SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
                ----------------------------------------------

Interest paid was $44,464 for the year ended December 31, 1999.










                    See notes combined financial statements

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


1. Nature of business, basis of presentation and summary of significant accounting policies:

     Nature of business:

     SAC-1, Inc. ("SAC-1" or the "Company"), was incorporated in the State of Florida on September 20, 1999 to perform demolition and recycling services.

     SAC-1 operates in two business segments, demolition and recycling. In its demolition operations, the Company enters into fixed-price contracts to demolish structures such as buildings and bridges. Services are rendered primarily within the State of Florida.

     In its recycling operations the Company operates scrap yards at locations in Gibsonton and Brooksville, Florida. The Company purchases scrap metal and similar items from unrelated parties and from the demolition business. Scrap acquired is processed ultimately for resale to mills.

     The government contract division conducted by Octofoil International Group, Inc. ("Octofoil") enters into contractual arrangements, primarily with the federal government, to procure various products. Octofoil is owned by the two primary shareholders of SAC-1 and Octofoil and is an S-Corporation.


     Basis of Presentation:

     SAC-1 and the government contracting division of Octofoil are under common control and, as such, combined financial statements are presented.

     The combined financial statements reflect the operations of SAC-1 since its inception (September 20, 1999) through December 31, 1999, and the operations conducted by the government contract segment of Octofoil during the year ended December 31, 1999. All intercompany accounts and transactions have been eliminated.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


1. Nature of business, basis of presentation and summary of significant accounting policies (continued):

     Revenue and cost recognition:

     Revenues from fixed-price demolition contracts in the demolition segment are recognized on the percentage-of-completion method, measured by the percentage of cost incurred to date to the estimated total contract cost.

     Contract costs include all direct labor and equipment costs and those indirect costs related to contract performance, such as indirect labor, depreciation, repairs, supplies and tools. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

     The asset "Costs and estimated earnings in excess billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

     Revenues generated from the recycling activities in the demolition and recycling segment are recognized when the scrap is shipped. As of December 31, 1999, there were $30,638 of accounts receivable associated with the recycling business.

     Revenues generated from the government contract segment are recognized when goods are shipped to the ultimate customer and collectability is assessed. Allowances for estimated future returns are made at the time goods are shipped.

     Inventories:

     Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out method. Inventories relate to the recycling operation (consisting primarily of scrap metals such as aluminum, iron, copper, and steel) and to government contract operations (consisting of commodities purchased for resale to government entities).

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


1. Nature of business, basis of presentation and summary of significant accounting policies (continued):

     Property and equipment:

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from 7 to 39 years.

     Cash and cash equivalents:

     Cash and cash equivalents are defined as all highly liquid unrestricted investments purchased with an original maturity of three months or less. In addition, the Company considers certain secured debt instruments, which can be liquidated upon demand, to be cash equivalents.

     New accounting pronouncements:

     During 1999, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

     SFAS 130 presents standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) including those currently required to be accounted for as direct charges or credits to the statement of owners' equity in a full set of general-purpose financial statements. Adoption of this standard had no significant impact on the Company. SFAS No. 131 requires that public companies report financial and descriptive information about its reportable operating segments, which are defined as those components that are evaluated regularly by the chief operating officer in determining resource allocations and performance assessments.

     Use of estimates:

     Preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


2.   Purchase of assets used in demolition and recycling operations:

     On October 15, 1999, an Agreement was entered into by and between Shulnburg Recycling, Inc., Eagle Demolition, Inc., Eagle Amalgamated Services, Inc., R.V. Shulnburg, Inc. (collectively the "Sellers") and SAC-1 whereby substantially all of the business assets owned and used by the Sellers were acquired by SAC-1 in return for SAC-1's assumption of certain obligations of the Sellers. The transaction was accounted for as a purchase business combination in which the purchase price was allocated to the net assets acquired based upon their respective fair values. SAC-1 also acquired real property located in Gibsonton and Brooksville, Florida from unrelated third parties.

     The property acquired from the Sellers included receivables, real estate, certain demolition contracts in process, inventories of scrap, machinery, equipment, and vehicles.

3.   Business segment information:

     The Companies have operations classified in two business segments: 1) demolition and recycling and 2) government contract. The demolition and recycling business has two divisions. The demolition division enters into fixed priced contracts to demolish buildings and other structures. The recycling business operates a scrap yard. There were no significant intersegment sales or transfers during 1999.

     Summarized financial information by business segment for 1999 is as follows:


                                 Demolition       Government
                                and Recycling      Contracts          Total
                               ---------------  ---------------  ---------------

     Total revenue             $    2,480,443   $    3,191,294   $    5,671,737

     Cost of sales                  1,732,395        2,783,201        4,515,596
                               ---------------  ---------------  ---------------

     Income (loss) before
       income taxes            ($      96,384)  $      113,030   $       16,646
                               ===============  ===============  ===============

     Total assets              $    2,439,220   $    1,326,079   $    3,765,299
                               ===============  ===============  ===============

     Depreciation and
       amortization            $       42,825   $        -       $       42,825
                               ===============  ===============  ===============

     Capital
       expenditures            $        -       $        -       $        -
                               ===============  ===============  ===============

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999

4.   Inventories:

     Inventories consist of the following:

     Purchased scrap metal                                                          $          160,239
     Commodities purchased for resale to government entities                                   311,753
                                                                                    ------------------
                                                                                    $          471,992
                                                                                    ==================

5.   Costs and estimated earnings on uncompleted contracts:

     Costs and estimated earnings on uncompleted contracts are summarized as follows:

       Costs incurred on uncompleted contracts                                      $          955,174
       Estimated earnings                                                                      241,687
                                                                                    ------------------
                                                                                             1,196,861
       Less billings to date                                                                 1,325,632
                                                                                    ------------------
                                                                                             ($128,771)
                                                                                    ==================

     The amounts are reported in the accompanying balance sheet under the following captions:

       Costs and estimated earnings in excess of
        billings on uncompleted contracts                                           $           30,867
       Billings in excess of costs and estimated
        earnings on uncompleted contracts                                                     (159,638)
                                                                                    ------------------
                                                                                             ($128,771)
                                                                                    ==================

6.   Property, plant and equipment:

     Property, plant and equipment at December 31, 1999 consists of the following:

      Land                                                                          $           93,315
      Buildings                                                                                 16,165
      Machinery and equipment                                                                1,470,306
                                                                                    ------------------
                                                                                             1,579,786
      Accumulated depreciation                                                                 (42,825)
                                                                                    ------------------
                                                                                    $        1,536,961
                                                                                    ==================

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


7.   Long-term debt:

     Long-term debt consists of the following:

     Bank notes, payable in monthly installments aggregating $2,377 (including interest), maturing through 2003; interest at rates varying from 9.5% to
     10.25%, collateralized by equipment.                                            $        91,666

     Various equipment loans with financing companies with interest rates ranging from 7.9% to 10.25%, with varying monthly payments and maturity
     dates ranging from July 1, 2000 to June 15, 2004.                                       900,771
                                                                                     ---------------

                                                                                             992,437

     Less current maturities                                                                 351,031
                                                                                     ---------------

                                                                                     $       641,406
                                                                                     ===============


     Future maturities of long-term debt are as follows:

     Year ending December 31,
     ------------------------
              2000                                                                   $       351,031
              2001                                                                           294,126
              2002                                                                           251,026
              2003                                                                            67,498
              2004                                                                            28,756
                                                                                     ---------------
                                                                                     $       992,437
                                                                                     ===============

8.   Capital lease obligations:

     The Company has entered into capital lease arrangements for the acquisition of equipment. The capitalized asset cost and accumulated depreciation at December 31, 1999 were:

       Capitalized cost                                                              $       105,771
       Accumulated depreciation                                                      (         3,078)
                                                                                     ---------------
       Net book value                                                                $       102,693
                                                                                     ===============

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


8.   Capital lease obligations (continued):

     Amortization expense for this equipment has been included in depreciation expense in the accompanying statement of operations.

     Future minimum lease payments under the capital leases are as follows:

      Year ending December 31,
      ------------------------
                2000                                                $  28,178
                2001                                                   27,138
                2002                                                   17,083
                2003                                                   14,109
       Less imputed interest                                           (6,435)
                                                                    ---------
                                                                    $  80,073
                                                                    =========

9.   Related party transactions:

     Due to related parties consist of unsecured, non-interest bearing advances from SAC-1 shareholders or affiliates thereof.

10.  Income taxes:

     As of December 31, 1999, SAC-1 had a net operating loss for income tax purposes of approximately $30,000, which expires in 2014. This loss results in a deferred tax asset of approximately $13,000. Since, it is not possible to determine the recoverability of such tax benefits, a valuation allowance for the full amount of this deferred tax asset has been recorded.

     The pro forma statement of operations data in the statement of operations provides information as if SAC-1 and the Octofoil division, an S-Corporation, which had income of approximately $113,000, had all been treated as a C-Corporation for income tax purposes.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


10.  Income taxes (continued):

     The expected income tax expense at the statutory tax rate differed from income taxes in the accompanying statement of operations, as follows:

                                                                     Historical
                                                                     ----------
     Statutory tax rate on C-Corporation pre-tax losses of $90,000     (34.0)%
     Change in deferred tax valuation allowance                          (39)
     Allowance for doubtful accounts                                      17
     Depreciation on property and equipment                               56
                                                                     ----------
     Effective tax rate in accompanying
       statement of operations                                             0%
                                                                     ==========

11.  Contingent liabilities:

     The entities from whom the Company acquired assets in the transaction described in Note 2 are involved with various lawsuits as either a plaintiff or defendant. Some of these lawsuits include demolition contracts which were completed either before or after the asset acquisition described in Note 2. The ultimate resolution of these lawsuits, and the effect, if any, on the Company, has not been determined. No adjustments for the outcome of this uncertainty has been reflected in these financial statements.

12.  Concentration of credit risk:

     The demolition business segment has receivables from 12 different customers totaling $426,640. Of this amount, $223,978 is owed by local governmental entities. Substantially all of the Company's receivables are owed by customers within the State of Florida. The Company's accounts receivable of $1,012,191 generated in the government contract operations are owed primarily by various agencies of the federal government. The Company requires no collateral from its customers.

     The Company maintains its cash balance primarily in one financial institution located in Tampa, Florida. This balance is insured by the Federal Deposit Insurance Corporation up to $100,000.

                  SAC-1, INC. AND THE GOVERNMENT CONTRACTING
                DIVISION OF OCTOFOIL INTERNATIONAL GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1999


13.  Subsequent events:

     On May 15, 2000, SAC-1 acquired the assets and liabilities used in the government contract division conducted by Octofoil.

     On May 15, 2000 the shareholders of the newly merged Company also executed an Acquisition and Stock Exchange agreement with EarthFirst Technologies, Incorporated ("EarthFirst) (then known as Toups Technology Licensing, Incorporated) pursuant to which the Company's shareholders exchanged their stock in SAC-1 for an aggregate of 26,500,000 shares of common stock of EarthFirst. As a result, SAC-1 became a wholly owned subsidiary of EarthFirst. EarthFirst is a publicly held corporation whose stock is traded on the over-the-counter market.

     Pursuant to the Agreement, all of the members of EarthFirst's Board of Directors resigned, with the exception of Phillip M. Rappa, and John Stanton, the President of SAC-1, became the Chairman of the Board and Chief Executive Officer for EarthFirst.

EarthFirst Technologies, Incorporated
Pro Forma Condensed Balance Sheet
December 31, 1999.
Form 8-K/A, Item 7(b)

                                                                                          Pro Forma
                                                           EarthFirst                     Effect of                      Pro Forma
                                                          Technologies        SAC-1,      Purchase      Pro Forma        Combined
                                                          Incorporated         Inc.      Accounting   Eliminations       Entities
                    Assets

Current Assets:

Cash                                                         $   72,224      $  271,010                                  $   343,234
Accounts receivable:
 Trade (net of $15,000 allowance for
    doubtful accounts for SAC-1)                                 19,501       1,299,605                                    1,319,106
 Retainage                                                                      154,864                                      154,864
Costs and estimated earnings in excess
    of billings on uncompleted contracts                                         30,867                                       30,867
Inventories                                                   1,072,280         471,992                                    1,544,272
Prepaid royalties                                                63,166                                                       63,166
                                                             ----------      ----------                                  -----------

    Total current assets                                      1,227,171       2,228,338                                    3,455,509


Property and equipment, net                                   1,970,334       1,536,961       405,114                      3,912,409
Goodwill, net                                                                               4,494,886      -277,193        4,217,693
Deferred charge, net of $31,041
 accumulated amortization                                       279,367                                                      279,367
Other assets - discontinued operations                           80,668                                                       80,668
                                                             ----------      ----------                                  -----------

Total assets                                                 $3,557,540      $3,765,299                                  $11,945,646
                                                             ==========      ==========                                  ===========

EarthFirst Technologies, Incorporated
Pro Forma Condensed Balance Sheet
December 31, 1999.
Form 8-K/A, Item 7(b) continued

                                                                                          Pro Forma
                                                           EarthFirst                     Effect of                      Pro Forma
                                                          Technologies         SAC-1,     Purchase      Pro Forma         Combined
                                                          Incorporated          Inc.     Accounting    Eliminations       Entities
   Liabilities and Stockholders' Equity

Current Liabilities:

Current maturities of long term debt                       $    184,063      $  351,031                                $     535,094
Current maturities of notes payable,
 related parties                                                719,803         181,022                                      900,825
Current maturities of capital lease obligations                 250,733          25,521                                      276,254
Accounts payable                                              1,149,356       1,968,712                                    3,118,068
Accrued expenses                                                803,988          89,578                                      893,566
Billings in excess of costs and estimated
 earnings on uncompleted contracts                                              159,638                                      159,638
Customer deposits                                               288,148                                                      288,148
Dividends payable                                                39,375                                                       39,375
                                                           ------------      ----------                                -------------

   Total current liabilities                                  3,435,466       2,775,502                                    6,210,968

Notes payable, related parties, less
 current maturities                                              41,487         641,406                                      682,893
Capital lease obligations, less
 current maturities                                             622,538          54,552                                      677,090
Convertible debentures                                          750,000                                                      750,000
                                                           ------------      ----------                                -------------

Total liabilities                                             4,849,491       3,471,460                                    8,320,951
                                                           ------------      ----------                                -------------
Commitments and contingencies

Stockholders' deficit:

Series A preferred stock, par value $1,
 10,000,000 shares authorized, 750 shares
 issued and outstanding                                             750                                                          750
Common stock, par value $.001,
 50,000,000 shares authorized, 33,290,948
 shares issued and outstanding                                   33,291             100                        -100           33,291
Additional paid-in capital                                   17,988,553         277,093     4,900,000      -277,093       22,888,553
Accumulated deficit                                         -18,046,485          16,646                                  -18,029,839
Less treasury stock (1,950,000 shares at cost)               -1,268,060                                                   -1,268,060
                                                           ------------      ----------                                -------------

Total stockholders' deficit                                  -1,291,951         293,839                                    3,624,695
                                                           ------------      ----------                                -------------

Total liabilities and stockholders' deficit                $  3,557,540      $3,765,299                                $  11,945,646
                                                           ============      ==========                                =============

See Explanatory Note (1).

EarthFirst Technologies, Incorporated
Pro Forma Condensed Income Statement
Year Ended December 31, 1999
Form 8-K/A, Item 7(b) continued

                                                                                              Pro Forma
                                                               EarthFirst                     Effect of                   Pro Forma
                                                              Technologies        SAC-1,      Purchase      Pro Forma     Combined
                                                              Incorporated       Inc. (4)    Accounting   Eliminations    Entities
Sales                                                          $                 $5,671,737                              $ 5,671,737

Cost of sales                                                                     4,515,596                                4,515,596
                                                              -------------      ----------                             ------------

Gross profit                                                                      1,156,141                                1,156,141
                                                              -------------      ----------                             ------------
Operating expenses:
 General and administrative (See                                    515,000       1,052,206                                1,567,206
  Explanatory Note 3)
 Depreciation and amortization                                                       42,825       490,000                    532,825
  (See Explanatory Note 5)
 Research and development expenses                                2,457,835                                                2,457,835
                                                              -------------      ------------------------               ------------

                                                                  2,972,835       1,095,031       490,000                  4,557,866
                                                              -------------      ------------------------               ------------

Loss from operations                                             -2,972,835          61,110      -490,000                 -3,401,725

Interest expense                                                   -290,618         -44,464                                 -335,082
Loss on sale of property and equipment                              -41,826                                                  -41,826
Write-off of investment in joint venture                           -375,706                                                 -375,706
Other income                                                         17,627                                                   17,627
                                                              -------------      ------------------------               ------------
Loss from continuing operations                               -$  3,663,358      $   16,646     -$490,000               -$ 4,136,712
                                                              =============      ========================               ============


Loss per common share attributable to common stockholders:

Primary earnings per share                                                                                              -$      0.07
                                                                                                                        ============
Fully diluted earnings per share                                                                                        -$      0.07
                                                                                                                        ============

Weighted average shares outstanding                                                                                       55,435,217
                                                                                                                        ============

See Explanatory Notes.

Weighted average shares outstanding calculated by adding the 26,500,000 shares issued as part of the May 15, 2000 acquisition to the 28,935,217 weighted average shares outstanding reflected on the 1999 Consolidated Statements of Operations for EarthFirst Technologies for the period ending December 31, 1999.

EarthFirst Technologies, Incorporated
Pro Forma Financial Information
Explanatory Notes
Form 8-K/A, Item 7(b) continued


(1) The effects of the May 15, 2000 acquisition of SAC-1, Inc. are reflected on the Pro Forma Balance Sheet as of December 31, 1999 as follows. The audited balance sheet as of December 31, 1999 for EarthFirst Technologies, Incorporated, as presented on its 1999 Form 10-K, is presented in the left hand column titled "EarthFirst Technologies Incorporated." The audited balance sheet as of December 31, 1999 for SAC-1, including the government contract operations of Octofoil International Group, Inc., is presented in the second column titled "SAC-1, Inc." This balance sheet information is the information presented in section 7(a) in this Form 8-K/A. Under the column titled "ProForma Effect of Purchase Accounting" is reflected the $405,114 write up of the value of the property and equipment owned by SAC-1 at the time of the May 15th transaction along with the $4,494,886 write up in the value of goodwill which also resulted from the May 15th acquisition. The write up of the property and equipment values is the same as that used in the financial statements presented with the 2000 Form 10-K. The pro forma financial information for both EarthFirst Technologies and SAC-1, combined with the effects of the purchase accounting, is added together to arrive at the values under the column titled "Pro Forma Combined Entities."

(2) The Pro Forma Condensed Income Statement presents information reflecting the proforma results of continuing operations of EarthFirst Technologies and SAC-1 had they been combined at the beginning of 1999. As discussed in the footnotes to both the Form 10-Q for the quarter ended June 30, 2000 and the Form 10-K for the year ended December 31, 2000 for EarthFirst Technologies, many of the historical businesses conducted by EarthFirst Technologies were discontinued shortly after the May 15th acquisition of SAC-1. The Pro Forma Condensed Income Statement is intended to reflect only the results during 1999 of the research and development operations conducted by EarthFirst Technologies in its Alternative Fuels and Environmental Solutions business segment. EarthFirst Technologies discontinued all of its other business segments and consequently, the results from those segments have been excluded from the Pro Forma Condensed Income Statement for the year ended December 31, 1999 as the statement is intended to only reflect the pro forma results from continuing operations.

(3) The General and administrative operating expenses of $515,000 reflected under the Pro Forma income statement information for EarthFirst Technologies is an estimate of the portion of total general and administrative operating expenses that were attributable to the Alternative Fuels and Environmental Solutions business segment during the period ended December 31, 1999. During 2000, a proportionately larger amount of general and administrative expenses were incurred in connection with the Alternative Fuels and Environmental Solutions business segment as a result of increased activity to promote the technologies being developed and other matters. Furthermore, during 1999, certain general and administrative expenses were allocated among both continuing and discontinued operations possibly resulting in a lesser amount of general and administrative expenses related to continuing operations than might otherwise have resulted.

(4) The amounts reflected on the Pro Forma Condensed Income Statement under the column "SAC-1, Inc." are the amounts reflected in the audited financial statement for SAC-1, Inc. and the Government Contracting Division of Octofoil International Group, Inc. for the period ending December 31, 1999 as are presented in section 7(a) in this Form 8-K/A.

(5) The amounts reflected in the column titled Pro Forma Effect of Purchase Accounting on the Pro Forma Condensed Income Statement represent the amount of depreciation and amortization attributable to the $4,900,000 asset write up ($405,114 property and equipment plus $4,494,886 goodwill) that resulted from the acquisition that occurred on May 15, 2000. Depreciation and amortization were calculated over a 10-year life and resulted in $490,000 of expense on the Pro Forma Condensed Income Statement.

EarthFirst Technologies, Incorporated
Pro Forma Financial Information
Explanatory Notes
Form 8-K/A, Item 7(b) continued


(6) The Pro Forma Financial Information presented above is merely an attempt to estimate the results from continuing operations had the Alternative Fuels and Environmental Solutions division of EarthFirst Technologies, the government contract division of Octofoil International Group, and the demolition and recycling operations conducted by SAC-1 been combined. This information is not necessarily an accurate indication of the actual results in later periods. EarthFirst Technologies has issued its Form 10-K for the period ending December 31, 2000 which includes the actual results of operations for all of these operations as is more fully described in the Form 10-K.